Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 734,805 shares of common stock for CymaBay Therapeutics, Inc. 2013 Equity Incentive Plan of our report dated March 23, 2015, with respect to the financial statements of CymaBay Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Redwood City, California
March 23, 2015